Exhibit 10.1

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

This FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”) dated as of July 1, 2022, is entered into by and among Selina Hospitality PLC (“Issuer”), formerly known as Selina Holding Company, UK Societas, BOA Acquisition Corp. (“BOA”) and Bet on America Holdings LLC (“Investor”).

W I T N E S E T H:

WHEREAS, Issuer, BOA and Investor entered into that certain Subscription Agreement, dated as of December 2, 2021 (the “Original Subscription Agreement,” and as amended hereby, the “Subscription Agreement”); and

WHEREAS, Issuer, BOA and Investor desire to amend the Original Subscription Agreement, in accordance with Section 9(g) thereof, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1     Defined Terms. Capitalized terms used and not otherwise defined in this Amendment (including Schedule I hereto) shall have the meanings given such terms in the Original Subscription Agreement.

SECTION 2     Certain Amendments Related to the Subscription. The definition of “Eligible Investments” set forth Section 1(b) of the Original Subscription Agreement is hereby amended to include the Aggregate Qualifying Fee Reductions (as defined Schedule I hereto). For clarity, the aggregate amount of the Backstop Obligation shall be reduced by the amount of Aggregate Qualifying Fee Reductions, as calculated pursuant to Schedule I hereto. From the date hereof until the Closing, each of BOA and the Investor agree to use reasonable best efforts to obtain the maximum amount of Transaction Fee Reductions (as defined in Schedule I).

SECTION 3    Certain Amendments Related to Closing. Section 2 of the Original Subscription Agreement is hereby deleted in its entirety and substituted in place thereof with the following:

“2.    Closing.

a.     The closing of the sale, purchase and issuance of the Shares, other than such number of Shares to be purchased by Investor to satisfy the Backstop Obligation (any such Shares, the “Backstop Shares”), contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and concurrently with, the effectiveness and closing of the Transaction (the “Transaction Closing”) (but for the avoidance of doubt, shall occur after giving effect to the Capital Restructuring (as defined in the Transaction Agreement)).

b.     As soon as practical following execution of this Amendment, the Investor shall deliver to the Issuer 100% of the Subscription Amount ($10,000,000.00) (the “Pre-Funded Amount”) by wire transfer of United States dollars in immediately available funds to an account designated by the Issuer. The wire transfer shall identify the Investor, and unless otherwise agreed to by the Issuer, the funds shall be wired from an account in the Investor’s name. For the avoidance of doubt, the Issuer may utilize the Pre-Funded Amount for any corporate purpose following receipt and is not required to hold the funds in escrow until the Closing.

c.     In consideration of the Issuer paying the Pre-Funded Amount in accordance with Section 2(b), if the Closing occurs, the Investor shall be entitled to receive a fee equal to twenty-five percent (25%) of the Pre-Funded Amount (“Early Funding Fee”), which fee shall be payable solely by the Issuer issuing and allotting 250,000 Shares to the Investor on the Closing Date.

d.     The Issuer shall deliver, or cause to be delivered, written notice to the Investor (the “Closing Notice”), that the Issuer reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date of the Closing Notice. The Issuer shall deliver to Investor (i) at the Closing, the Shares (including, for the avoidance of doubt, those issued and allotted pursuant to Section 2(c)), in book entry form and free and clear of any liens or other restrictions (other than those arising under the Issuer’s constituent documents and applicable laws), in the name of the Investor (or its nominee), and (ii) as promptly as practicable after the Closing, evidence from the Issuer’s transfer agent of the issuance of such Shares on and as of the Closing Date.

e.    If the Closing does not occur on or prior to the Termination Date (as defined in the Transaction Agreement):

i.     as a result of any Shareholder Litigation (as defined below), then, unless otherwise agreed to in writing by the Issuer, BOA and the Investor, the Issuer shall, no later than 30 calendar days after the Termination Date, return the Pre-Funded Amount so delivered by the Investor by wire transfer in immediately available funds to the account specified by the Investor. For purposes hereof, “Shareholder Litigation” means any claim or proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, any shareholder of the Issuer against or otherwise involving the Issuer, its Board of Directors, any committee thereof, any of the Issuer’s directors or officers and/or any of the Issuer’s shareholders or affiliates, in each case, relating directly or indirectly to, and seeking to restrain or otherwise the restrict the consummation of the transactions contemplated by, the Subscription Agreement, the Transaction Agreement (including the exhibits thereto) or the Transaction (including any such claim or proceeding based on allegations that the Issuer’s entry into or amendment of the Subscription Agreement or the Transaction Agreement and the respective terms and conditions thereof conflicted with or violated any of the Issuer’s existing agreements or constituted a breach of the fiduciary duties of any of the Issuer’s or its subsidiaries officers or directors); or

ii.     for any other reason other than pursuant to Section 2(e)(i), unless otherwise agreed to in writing by the Issuer, BOA and the Investor, the Pre- Funded Amount shall on the Termination Date automatically, without any action on the part of the Issuer or the Investor, convert into a unsecured loan with terms and conditions as set forth in Schedule II hereto.

f.    The closing of the sale, purchase and issuance of any Backstop Shares pursuant to the Backstop Obligation shall occur on date to be determined by Investor, in its sole discretion (the “Backstop Closing Date”); provided, however, that unless otherwise agreed to in writing by the Issuer and the Investor, in no event shall the Backstop Closing Date occur later than December 31, 2023. Investor shall notify the Issuer in writing of the Backstop Closing Date no later than two (2) business days prior to the Backstop Closing Date. On the Backstop Closing Date, (i) Investor shall deliver to the Issuer, by wire transfer of United States dollars in immediately available funds to an account designated by the Issuer, an amount equal to the number of Backstop Shares to be purchased multiplied by the Per Share Purchase Price and (ii)(x) the Issuer shall deliver to Investor the Backstop Shares, in book entry form and free and clear of any liens or other restrictions (other than those arising under the Issuer’s constituent documents and applicable laws), in the name of the Investor (or its nominee), and (y) as promptly as practicable thereafter, evidence from the Issuer’s transfer agent of the issuance of such Backstop Shares on and as of the Backstop Closing Date.

g.     For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in both New York, New York and London, United Kingdom are open for the general transaction of business.”

SECTION 4     Representations and Warranties. Each of the representations and warranties of the Issuer and the Investor, as set forth in Section 5 and Section 6 of the Original Subscription Agreement, respectively, shall be true and correct as if made as of the date hereof.

SECTION 5     Miscellaneous. This Amendment (including the Schedules attached hereto) represents the entire agreement among the parties with respect to the subject matter hereof. The provisions of Article 9 of the Original Subscription Agreement are hereby incorporated into this Amendment, mutatis mutandis. Each reference in the Subscription Agreement (or in any and all instruments or documents provided for in the Subscription Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Original Subscription Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Subscription Agreement, and a reference to the Subscription Agreement in any of such instruments or documents will be deemed to be a reference to the Original Subscription Agreement as amended hereby. Except as expressly provided in this Amendment, all provisions of the Original Subscription Agreement remain in full force and effect and are not modified by this Amendment, and the parties hereto hereby ratify and confirm each and every provision thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SELINA HOSPITALITY PLC

By:	/s/ Rafael Museri
Name:	Rafael Museri
Title:	CEO

BOA ACQUISITION CORP.

By:	/s/ Ben Friedman
Name:	Ben Friedman
Title:	Authorized Signatory

BET ON AMERICA HOLDINGS LLC

By:	/s/ Ben Friedman
Name:	Ben Friedman
Title:	Authorized Signatory

[Signature Page to First Amendment to Subscription Agreement]

SCHEDULE I

Transaction Fee Reduction Schedule